UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2022

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 8.01 – Other Events.

On August 17, 2022, Sesen Bio, Inc. (the “Company”) announced that it has filed the Stipulation and Agreement of Settlement to settle the previously disclosed consolidated shareholder class action captioned In re Sesen Bio, Inc. Securities Litigation, Master File No. 1:21-cv-07025-AKH (the “Securities Litigation”) against the Company and certain of its officers. As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, the Company has also reached an agreement in principle to settle the previously disclosed derivative litigation (the “Derivative Litigation”).

In May 2022, the Company initiated a process to review potential strategic alternatives with the goal of maximizing shareholder value. The Company believes that the settlements, if approved, have the potential to enable a favorable strategic transaction by increasing the range and attractiveness of strategic alternatives that the Company is able to consider. The Company and the individual defendants continue to deny all allegations of wrongdoing. The decision to settle the Securities Litigation and the Derivative Litigation is driven by the desire to avoid the uncertainty, risk, expense and distraction of protracted litigation.

The Stipulation and Agreement of Settlement related to the Securities Litigation provides for a settlement payment of $21,000,000 to the class and the dismissal of all claims against the Company and the other defendants. The settlement payment is being funded by the Company and its insurance carriers. The Stipulation and Agreement of Settlement related to the Securities Litigation is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The settlement of the Securities Litigation and the Derivative Litigation are subject to final court approval.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s plans to review potential strategic alternatives with the goal of maximizing shareholder value and the Company’s belief that the settlements, if approved, have the potential to enable a favorable strategic transaction by increasing the range and attractiveness of strategic alternatives that the Company is able to consider, which are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the respective court may not approve the settlements and the risk that the Company may not be successful in identifying one or more strategic alternatives or ultimately pursuing a strategic alternative that delivers the anticipated benefits or enhances shareholder value, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Stipulation and Agreement of Settlement for Securities Litigation dated August 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 17, 2022

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer